EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


Name                                           State of Incorporation

Westlands Resources Corporation                      Nevada
Sustainable Forest Industries, Inc.                  Delaware
Deven Resources, Inc.                                Pennsylvania
DRI Operating Company                                Pennsylvania
Tri-Coastal Energy, Inc.                             Delaware
Tri-Coastal Energy, L.P.                             Delaware
Clean Age Minerals, Inc.                             Nevada
CA Properties, Inc.                                  Nevada
The Natural Resources Exchange, Inc.                 Pennsylvania
Deerlick Royalty Partners, L.P.                      Pennsylvania

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